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                                                                     EXHIBIT A-1

                          [PUBLIC UTILITY LETTERHEAD]



                                November 4, 1999



Mr. Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Mr. Katz:

         Texas Utilities Electric Company ("TXU Electric") and TXU SESCO Company ("TXU SESCO"), subsidiaries of Texas Utilities Company ("TXU"), a Texas Corporation, have advised this Commission that TXU is considering acquisitions by one or more wholly-owned subsidiary companies (other than TXU Electric or TXU SESCO) of an interest in entities that are considered foreign utility companies ("FUCOs") as defined in Section 33(a)(3) of the 1935 Act. In connection with such acquisitions, TXU Electric and TXU SESCO have requested that the Public Utility Commission of Texas (the "Commission") provide to you the certification contemplated in Section 33(a)(2) of the Public Utility Holding Company Act of 1935 (15 U.S.C 79 et. seq.), which section was added to that Act by Section 715 of the Energy Policy Act of 1992.

         As the State Commission having jurisdiction over the retail electric rates of TXU's public utility subsidiaries, TXU Electric and TXU SESCO, please be advised that this Commission: (i) has the authority and resources to protect the ratepayers of TXU Electric and TXU SESCO; and (ii) intends to exercise such authority.


NOTIFICATION OF FOREIGN UTILITY
COMPANY STATUS FOR
PARQUE EOLICO LA CARRACHA S.L. - PAGE 4



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         This certification is applicable to all FUCOs in which TXU or its subsidiaries seek to obtain an ownership interest; provided, that if TXU intends to make a FUCO investment with recourse to TXU that would cause TXU's aggregate investment in FUCOs and foreign Exempt Wholesale Generators to exceed 60% of its consolidated net worth (as defined by Commission Subst. R. 25.271), TXU shall obtain additional certification from the Commission prior to completing such investment. The certification is subject to being revised or withdrawn by the Commission in the future.

         Please contact Ms. Darryl Tietjen (512-936-7436) of the Commission Staff if you have any questions on this matter.


                                          Sincerely,

                                          PUBLIC UTILITY COMMISSION OF TEXAS

                                          /s/ Pat Wood, III
                                          Pat Wood, III, Chairman


                                          /s/ Judy Walsh
                                          Judy Walsh, Commissioner


                                          /s/ Brett A. Perlman
                                          Brett A. Perlman, Commissioner



cc: Office of Public Utility Regulation
    Securities and Exchange Commission




NOTIFICATION OF FOREIGN UTILITY
COMPANY STATUS FOR
PARQUE EOLICO LA CARRACHA S.L. - PAGE 5